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                                                                    Exhibit 99.1



PRESS RELEASE                                              [STEEL DYNAMICS LOGO]
January 2, 2003                             6714 Pointe Inverness Way, Suite 200
                                                       Fort Wayne, IN 46804-7932
                                                              260.459.3553 Phone
                                                                260.969.3590 Fax
                                                           WWW.STEELDYNAMICS.COM
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STEEL DYNAMICS ANNOUNCES QUALITECH PURCHASE LITIGATION SETTLEMENT

Steel Dynamics, Inc. (Nasdaq: STLD) today announced that the litigation involving its acquisition of the assets of the former Qualitech Steel special bar quality mill in Pittsboro, Indiana has been resolved. Under the terms of the settlement, Steel Dynamics will continue to own the facility, which it formally acquired on September 6, 2002.

In announcing the settlement, Keith E. Busse, Steel Dynamics' president and chief executive officer, said: "We are pleased that all parties to this dispute were able to reach an amicable settlement. We can now focus all of our attention and resources on accomplishing the necessary engineering, as well as equipment ordering and installation that will be required in order to begin production in Pittsboro. We look forward to this challenge and to the opportunity to work with and become part of the Pittsboro and Hendricks County community."

The litigation, commenced in August 2002 in the Hendricks County, Indiana Superior Court, questioned Steel Dynamics' right to purchase the Pittsboro assets. The settlement fully resolves all such issues.

Steel Dynamics manufactures a variety of hot- and cold-rolled steel products at its Butler, Indiana, flat-roll mini-mill and has recently begun initial beam production at its new Columbia City, Indiana, structural steel and rail facility.

For more information about Steel Dynamics, Inc., please visit www.steeldynamics.com.

Contact: Fred Warner, Investor Relations Manager, (260) 969-3564
         or fax (260) 969-3590
         f.warner@steeldynamics.com

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FORWARD LOOKING STATEMENTS
THIS PRESS RELEASE CONTAINS PREDICTIVE STATEMENTS ABOUT FUTURE EVENTS, INCLUDING STATEMENTS RELATED TO CONDITIONS IN THE STEEL MARKETPLACE, FINANCING, LITIGATION, CONSTRUCTION AND OPERATION OF NEW OR EXISTING FACILITIES, AND THE MANUFACTURE AND MARKETING OF NEW PRODUCTS. THESE STATEMENTS ARE INTENDED TO BE MADE AS "FORWARD-LOOKING" WITHIN THE SAFE HARBOR PROTECTIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH PREDICTIVE STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE, AND ACTUAL RESULTS COULD DIFFER MATERIALLY FROM OUR CURRENT EXPECTATIONS.

WE REFER YOU TO OUR DETAILED EXPLANATION OF THE MANY FACTORS AND RISKS THAT MAY CAUSE SUCH PREDICTIVE STATEMENTS TO TURN OUR DIFFERENTLY, AS SET FORTH IN THE MOST RECENT STEEL DYNAMICS, INC. ANNUAL REPORT ON FORM 10-K AND IN OTHER REPORTS WHICH WE FROM TIME TO TIME FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, AVAILABLE PUBLICLY ON THE SEC'S WEB SITE AT WWW.SEC.GOV.


Contact: Tracy L. Shellabarger, Vice President and Chief Financial Officer, telephone 260.459.3553.